     As filed with the Securities and Exchange Commission on June 11, 2001

                                                       Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       SANTA FE INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)


         CAYMAN ISLANDS                                 98-0108989
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

    TWO LINCOLN CENTRE, SUITE 1100
          5420 LBJ FREEWAY
            DALLAS, TEXAS                                75240-2648
(Address of Principal Executive Offices)                 (Zip Code)

                                   ----------

                       SANTA FE INTERNATIONAL CORPORATION
                          2001 LONG-TERM INCENTIVE PLAN
                  1997 EMPLOYEE SHARE PURCHASE PLAN, AS AMENDED
                            (Full title of the Plans)

                                   ----------

                           CARY A MOOMJIAN, JR., ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         TWO LINCOLN CENTRE, SUITE 1100
                                5420 LBJ FREEWAY
                            DALLAS, TEXAS 75240-2648
                     (Name and address of agent for service)
                                 (972) 701-7300

          (Telephone number, including area code, of agent for service)

                                   ----------

                                  With copy to:
                                WILLIAM L. BOEING
                              HAYNES AND BOONE, LLP
                                 1600 N. COLLINS
                                   SUITE 2000
                             RICHARDSON, TEXAS 75080
                                 (972) 680-7553
                              (972) 680-7551 (FAX)

                                   ----------


                         CALCULATION OF REGISTRATION FEE

     TITLE OF SECURITIES               AMOUNT           MAXIMUM OFFERING        PROPOSED MAXIMUM           AMOUNT OF
      TO BE REGISTERED           TO BE REGISTERED(1)   PRICE PER SHARE(2)  AGGREGATE OFFERING PRICE(2) REGISTRATION FEE(2)
-------------------------------  -------------------  -------------------- --------------------------  ------------------
Ordinary Shares, $.01 par value      7,519,261              $35.34               $265,730,684              $66,433
-------------------------------  -------------------  -------------------- --------------------------  ------------------

(1) The number of shares being registered represents (i) 6,946,761 shares under the Santa Fe International Corporation 2001 Long-Term Incentive Plan and (ii) 572,500 shares under the 1997 Employee Share Purchase Plan, as amended. The amount to be registered also includes such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 promulgated under the Securities Act of 1933.

(2) Calculated pursuant to paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act of 1933 based on the average of the high and low sale prices for the Company's Ordinary Shares reported on the New York Stock Exchange on June 7, 2001 ($35.34 per share).


--------------------------------------------------------------------------------

                       SANTA FE INTERNATIONAL CORPORATION

                       7,519,261 Shares of Ordinary Shares


                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The documents for each Plan containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees in that Plan as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

                          INFORMATION REQUESTED IN THE
                             REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

         Santa Fe International Corporation (the "Company") hereby incorporates by reference the following documents filed with the Commission:

         a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001;

         c) The description of the Company's Ordinary Shares contained in the Company's Prospectus dated June 27, 2000, filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 on June 28, 2000, which relates to the Company's Registration Statement on Form F-3, as amended (File No. 333-38436); and

         d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.


ITEM 4.    DESCRIPTION OF SECURITIES

           Not applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           Not applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Companies Law (2001 Second Revision) of the Cayman Islands does not have specific restrictions governing a company's ability to indemnify its officers or directors. However, under Cayman Islands case law, a company may indemnify its directors and officers unless the director or officer has engaged in fraud or willful default in exercising his duties of care and skill to the company.

         Our articles of association require that we indemnify our officers and directors against liabilities or expenses actually and reasonably incurred by specific individuals under particular circumstances. These individuals include any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding. The litigation must involve his actions as our director, officer, employee, agent or his actions in some other way on our behalf. The litigation may be civil, criminal, administrative or investigative and may include an action by us or in the right of us. Under these circumstances we will indemnify the individual to the full extent permitted by law, except for willful default or fraud. We will also advance the expenses of defending the litigation to the full extent permitted by law. Our indemnification and advancement of expense are not exclusive of other rights to indemnification or advancement of expense allowed by law or otherwise.

         We indemnify our directors and officers against specific liabilities under our directors and officers liability insurance policy. Except for some policy terms, conditions and exclusions, we cover losses that the insureds become legally obligated to pay because of claims first made against the insureds. These losses must be made during the policy period and result from wrongful acts that are actually or allegedly caused, committed or attempted by the insureds before the end of the policy period. Wrongful acts include any actual or alleged error, misstatement, misleading statement or act, omission, neglect or breach of duty by the insureds while acting in their individual or collective capacities as our directors or officers.

         We are a party to indemnity agreements with our directors and some of our executive officers. Under these agreements, we will identify persons against specific liabilities due to their service as directors and/or officers. However, the actions that are the basis for the liabilities must have been made in good faith and with a reasonable belief that the actions were not opposed to our best interests. For criminal proceedings, the director or officer must have had reasonable cause to believe his conduct was lawful. The indemnity agreements are binding agreements that may not be modified unless by a signed writing executed by us and the indemnitee. We may occasionally enter into indemnity agreements with additional individuals who become our directors and/or officers.

         For the undertaking with respect to indemnification, see Item 9 herein.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Not applicable.

ITEM 8.    EXHIBITS

Exhibit No.       Description of Exhibits

      4.1  -      Specimen of Ordinary Shares Certificate (1).

      4.2* -      2001 Long-Term Incentive Plan.

      4.3  -      1997 Employee Share Purchase Plan (2).

      4.4  -      Amendment to 1997 Employee Share Purchase Plan dated December
                  7, 1999 (3).

      4.5* -      Amendment to 1997 Employee Share Purchase Plan dated May 15,
                  2001.

      5.1* - Opinion of Maples and Calder with respect to validity of the issuance of the securities.

     23.1* -      Consent of Ernst & Young LLP, independent auditors.

     23.2* -      Consent of Maples and Calder (included in Exhibit 5.1).

     24.1* - Power of attorney of the directors of the Company (included on the signature page of the Registration Statement).
------------

*        Filed herewith

(1) Incorporated by reference to the Company's Annual Report on Form 20-F for the fiscal year ended June 30, 1997.

(2) Incorporated by reference to the Company's Registration Statement on Form S-8 (No. 333-7070) filed June 13, 1997.

(3) Incorporated by reference to the Company's Annual Report on Form 20-F for the calendar year ended December 31, 1999.

ITEM 9.  UNDERTAKINGS

         a.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 7th day of June, 2001.


                                 SANTA FE INTERNATIONAL CORPORATION


                                 By: /s/ Seals M. McCarty
                                    -------------------------------------------
                                    Seals M. McCarty, Senior Vice President and
                                    Chief Financial Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of C. Stedman Garber, Jr., Seals M. McCarty and Cary A. Moomjian, Jr., and any or all of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of June, 2001.


Signature                               Title
---------                               -----

 /s/ Gordon M. Anderson                 Chairman of the Board and Director
----------------------------------
Gordon M. Anderson


 /s/ C. Stedman Garber, Jr.             President, Chief Executive Officer and Director
----------------------------------      (Principal Executive Officer)
C. Stedman Garber, Jr.


 /s/ Seals M. McCarty                   Senior Vice President and Chief Financial Officer
----------------------------------      (Principal Financial and Accounting Officer)
Seals M. McCarty

 /s/ George M. Bartlett                 Director
----------------------------------
George M. Bartlett

 /s/ Ferdinand Anton Berger            Director
----------------------------------
Ferdinand Anton Berger


----------------------------------     Director
Khaled R. Al-Haroon


----------------------------------     Director
Maha A.R. Razzuqi

----------------------------------     Director
Stephen J. Solarz


----------------------------------     Director
Nader Hamad Sultan

/s/ Robert E. Wycoff
----------------------------------     Director
Robert E. Wycoff

                                  EXHIBIT INDEX



Exhibit
Number          Description
-------         -----------
  4.1  -        Specimen of Ordinary Shares Certificate (1).

  4.2* -        2001 Long-Term Incentive Plan.

  4.3  -        1997 Employee Share Purchase Plan (2).

  4.4  -        Amendment to 1997 Employee Share Purchase Plan dated December 7, 1999 (3).

  4.5* -        Amendment to 1997 Employee Share Purchase Plan dated May 15, 2001.

  5.1* -        Opinion of Maples and Calder with respect to validity of the issuance of the securities.

 23.1* -        Consent of Ernst & Young LLP, independent auditors.

 23.2* -        Consent of Maples and Calder (included in Exhibit 5.1).

 24.1* -        Power of attorney of the directors of the Company (included on the signature page of the
                Registration Statement).



-----------

*        Filed herewith

(1) Incorporated by reference to the Company's Annual Report on Form 20-F for the fiscal year ended June 30, 1997.

(2) Incorporated by reference to the Company's Registration Statement on Form S-8 (No. 333-7070) filed June 13, 1997.

(3) Incorporated by reference to the Company's Annual Report on Form 20-F for the calendar year ended December 31, 1999.